UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2006, National Medical Health Card Systems, Inc. (the “Company”) entered into an amendment and waiver (the “Amendment and Waiver”) to its credit agreement with JPMorgan Chase Bank, N.A., the administrative agent under the credit agreement (the “Administrative Agent”), and the lenders, dated as of January 28, 2005, to amend and temporarily waive certain relevant provisions of the credit agreement arising from the failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30 , 2006 (“First Quarter 10-Q”). As a result, the Company is entitled to borrow up to $20,000,000 pursuant to the credit agreement until February 27, 2007. If the Company provides its financial statements for the period ended September 30, 2006 and a certificate of a financial officer and other items to the lenders, and files its First Quarter 10-Q on or before February 27, 2007, the Company will regain complete access to borrow up to $65,000,000 pursuant to its credit agreement, subject to standard conditions and requirements. At December 12, 2006, the Company did not have any borrowings outstanding against the credit agreement.

The foregoing description of the Amendment and Waiver is qualified in its entirety by reference to the provisions of the complete Amendment and Waiver attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01. Other Events.

The Company has postponed the Annual Meeting of Stockholders scheduled to be held at 10:00 a.m. on Thursday, December 21, 2006. The Annual Meeting will be rescheduled at a later date. The postponement was necessary in order to provide the Company with additional time to complete its review and analysis of certain rebate transactions and finalize its financial statements for the first fiscal 2007 quarter.

As soon as practicable upon determining to hold the Annual Meeting, the Company will set a new record date and provide additional information with respect to the Annual Meeting, including the date, time and place of the rescheduled Annual Meeting, in an amended proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description
4.1	Amendment No. 3 and Waiver, dated December 8, 2006 to the Credit Agreement, dated as of January 28, 2005, by and among National Medical Health Card Systems, Inc., JPMorgan Chase Bank, N.A.., as administrative agent and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Chief Executive Officer and President

Dated: December 12, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Amendment No. 3 and Waiver, dated December 8, 2006 to the Credit Agreement, dated as of January 28, 2005, by and among National Medical Health Card Systems, Inc., JPMorgan Chase Bank, N.A.., as administrative agent and the lenders from time to time party thereto.